Exhibit 10.2

Execution Version

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of April 17, 2015, among KNOWLES CORPORATION (the “Company”), KNOWLES LUXEMBOURG INTERNATIONAL S.À R.L. (the “Luxembourg Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as the Administrative Agent under the Credit Agreement referred to below.

WITNESSETH:

WHEREAS, the Company, the Luxembourg Borrower, the Lenders and the Administrative Agent previously entered into that certain Credit Agreement dated as of January 27, 2014, as amended and restated as of December 31, 2014 (the “Credit Agreement”; capitalized terms used and not otherwise defined herein have the same meanings as set forth in the Credit Agreement);

WHEREAS, the Company desires to consummate the Orange Acquisition (as defined below);

WHEREAS, the Company has requested that the Lenders agree to amend the Credit Agreement to permit the Orange Acquisition; and

WHEREAS, the Company, the Luxembourg Borrower and the Lenders party hereto, constituting the Required Lenders have so agreed on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions thereto (in appropriate alphabetical order):

“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement, dated as of April 17, 2015, among the Company, the Luxembourg Borrower, the Lenders party thereto and the Administrative Agent. After the First Amendment becomes effective, all references to this Agreement will refer to this Agreement as amended by the First Amendment.

“Orange” means the company previously identified to us as “Orange.”

“Orange Acquisition” means the acquisition of Orange by the Company and/or any Subsidiary.

2. Amendment to Definition of “Consolidated EBITDA”. Subclause (B) of the proviso to clause (a) of the definition of “Consolidated EBITDA,” as set forth in Section 1.01, is hereby amended and restated in its entirety to read as follows:

“(B) the aggregate adjustments in any period of four consecutive fiscal quarters of the Company attributable to cash items under clauses (a)(v)(B), (a)(ix) and (a)(x)(B) shall not account for more than 15% of Consolidated EBITDA for such period, other than with respect to any fiscal quarter occurring in the fiscal year 2014, which may be added back without limitation (except with regard to calculating the Leverage Ratio solely for purposes of determining the Applicable Rate, in which case the 15% cap set forth above shall apply); and minus”

3. Amendment to Section 1.04(b). (a) The first sentence of Section 1.04(b) of the Credit Agreement is hereby amended to (i) delete the period at the end of such sentence and (ii) insert the following proviso in lieu thereof:

“; provided, that notwithstanding anything to the contrary in this Agreement, any pro forma calculation with respect to the Orange Acquisition (including any calculations set forth in the definition of Permitted Acquisition, but excluding the calculation of the Leverage Ratio solely for purposes of determining the Applicable Rate) shall disregard the Consolidated EBITDA attributable to Orange for all periods prior to the first day of the first fiscal quarter following the Orange Acquisition. Notwithstanding anything to the contrary in this Agreement, all pro forma calculations with respect to whether the Orange Acquisition is a Permitted Acquisition shall be made as of the date of the definitive documentation with respect to the Orange Acquisition, but after giving effect to all amendments contained in the First Amendment.”

(b) The last sentence of Section 1.04(b) of the Credit Agreement is hereby amended by inserting the words “for transactions not yet completed” immediately after the phrase “pro forma computations” therein.

4. Amendment to Exhibit E. Exhibit E of the Credit Agreement is hereby amended in the form of the exhibit set forth in Exhibit A hereto: (i) by deleting each term thereof which is reflected in strike-through font and (ii) by inserting each term thereof which is reflected in double underline font, in each case in the place where such term appears therein.

5. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective upon satisfaction of the following conditions precedent:

(a) Prior to or simultaneously with the effectiveness hereof the Orange Acquisition shall have occurred;

(b) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of the date hereof as if made on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects as of the earlier date;

(c) Each Lender holding a Revolving Commitment and/or Tranche A Term Loan on the date hereof and providing a signed counterpart of this Amendment on or before 12:00pm EDT on Friday, April 17, 2015 shall earn an amendment fee equal to 0.05% of the sum

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of (i) the aggregate amount of its Revolving Commitments and (ii) the aggregate principal amount of its Tranche A Term Loan, in each case on such date, with such fee to be earned, due and payable to the Administrative Agent for the account of the applicable Lenders on the date on which the Orange Acquisition is closed (it being understood that if the Orange Acquisition is not consummated, no such fee will be earned, due or payable); and

(d) The Administrative Agent shall have received all unpaid expenses (to the extent invoiced at least three business days prior to the date hereof or such shorter time as may be reasonably agreed by the Company) due and payable on or prior to the date hereof in accordance with Section 9.03 of the Credit Agreement.

6. Counterparts; Effectiveness; Entirety.

(a) This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment.

(b) Except as expressly set forth herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments contained herein shall not constitute a waiver, amendment or modification of any other provision of the Credit Agreement or for any other purpose except as expressly set forth herein.

(c) This Amendment, the Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

7. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8. Governing Law; Miscellaneous.

(a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) This Amendment shall be deemed to be a Loan Document.

(c) The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed by their respective authorized officers as of the day and year first above written.

KNOWLES CORPORATION

by

/s/ John S. Anderson
	Name:	John S. Anderson
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to First Amendment]

KNOWLES LUXEMBOURG INTERNATIONAL S.À R.L.

by

/s/ John S. Anderson
	Name:	John S. Anderson
	Title:	Manager

[Signature Page to First Amendment]

JPMORGAN CHASE BANK N.A., individually and as Administrative Agent by

/s/ Tina Ruyter
	Name:	Tina Ruyter
	Title:	Executive Director

[Signature Page to First Amendment]

HSBC BANK USA, N.A.

by

/s/ Fik Durmus
	Name:	Fik Durmus
	Title:	Senior Vice President

[Signature Page to First Amendment]

WELLS FARGO BANK, N.A.

by

/s/ Lacy Houstoun
	Name:	Lacy Houstoun
	Title:	Director

[Signature Page to First Amendment]

BANK OF AMERICA, N.A.

by

/s/ Jonathan Phillips
	Name:	Jonathan Phillips
	Title:	Senior Vice President

[Signature Page to First Amendment]

U.S. BANK NATIONAL ASSOCIATION

by

/s/ Mary Ann Klemm
	Name:	Mary Ann Klemm
	Title:	Vice President

[Signature Page to First Amendment]

PNC BANK, NATIONAL ASSOCIATION

by

/s/ Kristin L. Lenda
	Name:	Kristin L. Lenda
	Title:	Senior Vice President

[Signature Page to First Amendment]

MUFG UNION BANK, N.A. F/K/A UNION BANK, N.A.

by

/s/ Frank Brown
	Name:	Frank Brown
	Title:	Managing Director

[Signature Page to First Amendment]

ING BANK N.V., DUBLIN BRANCH

by

/s/ Sean Hassett
	Name:	Sean Hassett
	Title:	Director

/s/ Pádraig Matthews
	Name:	Pádraig Matthews
	Title:	Vice President

[Signature Page to First Amendment]

GOLDMAN SACHS BANK USA

by

/s/ Michelle Latzoni
	Name:	Michelle Latzoni
	Title:	Authorized Signatory

[Signature Page to First Amendment]

SUMITOMO MITSUI BANKING CORPORATION

by

/s/ David W. Kee
	Name:	David W. Kee
	Title:	Managing Director

[Signature Page to First Amendment]

BRANCH BANKING AND TRUST COMPANY

by

/s/ Kurt W. Anstaett
	Name:	Kurt W. Anstaett
	Title:	Senior Vice President

[Signature Page to First Amendment]

THE NORTHERN TRUST COMPANY

by

/s/ M. Scott Randall
	Name:	M. Scott Randall
	Title:	Second Vice President

[Signature Page to First Amendment]

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

[See attached]

Exhibit A

EXHIBIT E

[FORM OF]

COMPLIANCE CERTIFICATE

[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

Reference is made to the Credit Agreement dated as of January 27, 2014, as amended and restated as of December 31, 2014 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Knowles Corporation (the “Company”), Knowles Luxembourg International S.à r.l., the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement.

The undersigned, [specify title] of the Company, hereby certifies (solely in [his]/[her] capacity as an officer and not individually), as follows:

1. I am a Financial Officer of the Company.

2. [Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [            ]] [or] [The consolidated financial statements required by Section 5.01(a) of the Credit Agreement as the end of and for the fiscal year ended [            ], have been [filed with the SEC and are available on the website of the SEC at http://www.sec.gov][made available on the Company’s website]].

[or]

[Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [            ]] [or] [The consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [            ] and the then elapsed portion of the fiscal year have been [filed with the SEC and are available on the website of the SEC at http://www.sec.gov][made available on the Company’s website]]. Such financial statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes.]

3. All notices required under Section 5.10 of the Credit Agreement have been provided.

4. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by the attached financial statements. The foregoing examination did not disclose, and I have no knowledge of, (a) the existence of any condition or event that constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, specifying the details thereof and any action taken or proposed to be taken with respect thereto, or (b) any change in GAAP or in the application thereof since the date of the consolidated balance sheet most recently heretofore delivered pursuant to Section 5.01(a) or 5.01(b) of the Credit Agreement, that has had, or could have, a significant effect on the calculations of the Interest Coverage Ratio or the Leverage Ratio, except as set forth in a separate attachment, if any, to this Certificate, specifying the nature of such change and the effect thereof on such calculations.

5. Attached as Annex A is a calculation of the Interest Coverage Ratio and the Leverage Ratio which is, in all material respects as of the date of this Certificate, true and accurate.

The foregoing certifications are made and delivered on [            ] pursuant to Section 5.01(c) of the Credit Agreement.

KNOWLES CORPORATION,

By:
Name:
Title:

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

1.	Consolidated Net Income: (i) - (ii) =			$[ , , ]

	(i)	the consolidated net income or loss of the Company for the period of four consecutive fiscal quarters ended on such date, determined on a consolidated basis in accordance with GAAP:		$[ , , ]

	(ii)[1]	To the extent included in net income referred to in (i):

		(a)	the income of any Person (other than the Company) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Company or, subject to clause (b) below, any other consolidated Subsidiary during such period:	$[ , , ]

		(b)	the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary:	$[ , , ]

[1]	Items to be set forth without duplication.

Annex A to Compliance Certificate

2.	Consolidated EBITDA:[2] (i) + (ii) - (iii) =

	(i)	Consolidated Net Income:		$[ , , ]	$[ , , ][3]

	(ii)[4]	(a) Consolidated Interest Expense for such period:		$[ , , ]	$[ , , ]

		(b)	provision for federal, state, local and foreign income tax (or similar Taxes in lieu of income tax) expensed during such period including, in each case, arising out of Tax examinations:	$[ , , ]	$[ , , ]

		(c)	all amounts attributable to depreciation and amortization of assets for such period:	$[ , , ]	$[ , , ]

		(d)	any noncash items decreasing Consolidated Net Income for such period:[5]	$[ , , ]	$[ , , ]

		(e)	any (A) extraordinary charges for such period and (B) non-recurring or unusual charges for such period (including, in the case of clauses (A) and (B), those resulting from legal settlements, fines, judgments or orders):	$[ , , ]	$[ , , ]

		(f)	any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement:	$[ , , ]	$[ , , ]

		(g)	any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements:	$[ , , ]	$[ , , ]

		(h)	the cumulative effect for such period of a change in accounting principles:	$[ , , ]	$[ , , ]

		(i)	restructuring charges, costs, expenses and reserves or increases to existing	$[ , , ]	$[ , , ]

[2]	Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets (including asset retirement costs or returned surplus assets of any employee benefit plan) outside the ordinary course of business by the Company or any of its consolidated Subsidiaries. All amounts added back in computing Consolidated EBITDA for any period pursuant to clauses (a) of the definition of “Consolidated EBITDA” in the Credit Agreement, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) of the definition of “Consolidated EBITDA” in the Credit Agreement, to the extent such amounts are, in the reasonable judgment of a Financial Officer of the Company, attributable to any Subsidiary that is not wholly owned by the Company, shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Subsidiary. For purposes of calculating Consolidated EBITDA for any period, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b) of the Credit Agreement.
[3]	Second column to be used for any period of four consecutive fiscal quarters that includes any fiscal quarter occurring in the fiscal year 2014 for purposes of calculating the Leverage Ratio solely for purposes of determining the Applicable Rate.
[4]	Items to be set forth without duplication and to the extent deducted in determining Consolidated Net Income.
[5]	Any cash payment made with respect to any noncash items added back in computing Consolidated EBITDA for any prior period pursuant to this clause (d) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made.

Annex A to Compliance Certificate

reserves (including those consisting of charges, costs, expenses, reserves or increases associated with increasing the value of acquired inventory under GAAP, severance costs, relocation costs, integration costs, other business optimization costs, expenses or reserves, signing costs, retention or completion bonuses, transition costs, costs related to the closure or consolidation of facilities or curtailments, new systems design and implementation costs and modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities)):

(j)	costs or expenses related to the (A) the Transactions (as defined in the Original Credit Agreement and the Credit Agreement) and (B) any issuance of Equity Interests, any Investment, acquisition or Disposition outside the ordinary course of business, casualty or condemnation events, recapitalizations or the incurrence, extension, renewal, refinancing, repayment, prepayment, exchange of Indebtedness permitted to be incurred hereunder and any amendment or modification to the terms of any of the foregoing transactions:	$[ , , ][6]	$[ , , ][7]

(k)	charges related to the Spin-Off (as defined in the Original Credit Agreement) in an aggregate amount during the term of the Credit Agreement not greater than $25,000,000:

(l)	charges, costs or expenses or any reserve with respect thereto to the extent (A) actually reimbursed or

[6]	For purposes of this column, the aggregate adjustments in any period of four consecutive fiscal quarters of the Company attributable to cash items under clauses (ii)(e)(B), (ii)(i) and (ii)(j)(B) shall not account for more than 15% of Consolidated EBITDA for such period, other than with respect to any fiscal quarter occurring in the fiscal year 2014, which may be added back without limitation.
[7]	For purposes of this column, the aggregate adjustments in any period of four consecutive fiscal quarters of the Company attributable to cash items under clauses (ii)(e)(B), (ii)(i) and (ii)(j)(B) shall not account for more than 15% of Consolidated EBITDA for such period.

Annex A to Compliance Certificate

(B) reimbursable pursuant to any insurance, indemnification or reimbursement provisions or similar agreements; provided that, in the case of clause (B), the Company reasonably expects to receive reimbursement for such charges, costs or expenses in any of the next four fiscal quarters following the accrual of such charges, costs, expenses or reserve (it being understood that to the extent not actually so reimbursed within such four fiscal quarters, such charges, costs or expenses shall be deducted in calculating Consolidated EBITDA for such fiscal quarters):

		(k)	earn-out obligations incurred in connection with any acquisition permitted under Section 6.04 of the Credit Agreement and paid or accrued during such period:

	(iii)[8]	(a)	any extraordinary, non-recurring or unusual income or gains for such period:

		(b)	any non-cash income or gains for such period:	$[ , , ]	$[ , , ]

		(c)	any gains for such period attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement:	$[ , , ]	$[ , , ]

		(d)	any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements:	$[ , , ]	$[ , , ]

		(e)	the cumulative effect for such period of a change in accounting principles:	$[ , , ]	$[ , , ]

3.	Total Indebtedness: (i) + (ii) =			$[ , , ]

	(i)	the aggregate principal amount of Indebtedness of the Company and its Subsidiaries		$[ , , ]

[8]	Items to be set forth without duplication and to the extent included in determining Consolidated Net Income.

Annex A to Compliance Certificate

outstanding as of such date, in the amount that would be reflected in the “liabilities” section on a balance sheet (excluding the footnotes thereto) prepared as of such date on a consolidated basis in accordance with GAAP :[9]

	(ii)	the aggregate principal amount of Indebtedness of the Company and its Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis:[10]	$[ , , ]

4.	Consolidated Cash Interest Expense: (i) + (ii) + (iii) =[11]		$[ , , ]

	(i)	total interest expense (including that properly attributable to Capital Leases in accordance with GAAP and amortization of debt discount and debt issuance costs) of the Company on a consolidated basis in accordance with GAAP, including all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financings and net costs under interest rate protection agreements (including amortization of discount) all as determined on a consolidated basis in accordance with GAAP[12]:	$[ , , ]

	(ii)	amounts paid in cash during such period in respect of amounts that were (or would have been) included in Consolidated Interest Expense during any prior period, plus (c) amounts paid in cash during such period in respect of amounts that will be included in Consolidated Interest Expense during any future period:	$[ , , ]

	(iii)	amounts paid in cash during such period in respect of amounts that will be included in Consolidated Interest Expense during any future period:	$[ , , ]

[9]	To be calculated without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a) of the Credit Agreement, or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness.
[10]	For purposes of clause (ii), the term “Indebtedness” shall not include contingent obligations of the Company or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness
[11]	Items to be set forth without duplication.
[12]	If during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b) of the Credit Agreement.

Annex A to Compliance Certificate

5.	Leverage Ratio: (i) / (ii) =		$[ , , ]	$[ , , ][13]

	(i)	Total Indebtedness as of such date:	$[ , , ]	$[ , , ]

	(ii)	Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to the date hereof:	$[ , , ]	$[ , , ]

6.	Interest Coverage Ratio: (i)/(ii) =		$[ , , ]

	(i)	Consolidated EBITDA:	$[ , , ]

	(ii)	Consolidated Cash Interest Expense:	$[ , , ]

[13]	Second column to be used for any period of four consecutive fiscal quarters that includes any fiscal quarter occurring in the fiscal year 2014 for purposes of calculating the Leverage Ratio solely for purposes of determining the Applicable Rate.

Annex A to Compliance Certificate